UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 23, 2009

NCR CORPORATION

(Exact Name of Registrant Specified in Charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1700 S. Patterson Blvd.

Dayton, Ohio 45479

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) At its meeting on February 23, 2009 (the “February 2009 Meeting”), the Compensation and Human Resource Committee (the “Committee”) of the NCR Board of Directors (the “Board”) took certain actions, including those described below, relating to the compensation of its Chief Executive Officer, Chief Financial Officer, and other named executive officers. The actions described below were taken by resolutions approved by all of the members of the Committee, each of whom is considered an “outside” director for purposes of Section 162(m) of the Internal Revenue Code.

Performance Measures for 2009 Annual Bonuses

At its February 2009 Meeting, the Committee determined that the amount of 2009 awards payable to executive officers under the Company’s Management Incentive Plan (the “MIP”) shall be 1.5% of 2009 earnings before income taxes for the Chief Executive Officer and .75% of 2009 earnings before income taxes for each other executive officer, with such amounts to be subject to downward, but not upward, discretion as provided in the MIP. The Committee also approved performance measures to be considered, along with other factors, if any, deemed to be appropriate by the Committee, in exercising downward discretion to determine the amount of the annual bonuses, if any, that will be paid to the Company’s executive officers under the MIP in respect of fiscal 2009 (the “2009 Annual Bonus”). The Committee also determined that no 2009 Annual Bonus will be awarded unless the Company achieves a minimum NPOI (as defined below). As approved by the Committee, performance measures that will be considered when determining the 2009 Annual Bonuses will include three components, which components are tied respectively to (1) Annual Financial Objectives, (2) Customer Success Targets and (3) Management by Objective (“MBO”) goals, which include diversity objectives. Each of these three components is described below.

Annual Financial Objectives

The specified performance measures approved by the Committee in respect of this component of the 2009 Annual Bonus for the Chief Executive Officer, Chief Financial Officer and other named executive officers, and the weight attributed to each, were as follows:

Financial Measure	Executives/Weightings
	William Nuti (CEO)	Anthony Massetti (SVP and CFO)	Chris Wallace (SVP, NCR Services)	Peter Lieb (SVP, General Counsel and Secretary)
Company Non-Pension Operating Income (“NPOI”)(1) after Capital Charge(2)	100%	100%	0%	100%
Services NPOI			100%

Total	100%	100%	100%	100%

(1)	NPOI is a non-GAAP financial measure used by NCR due to the significant change in pension expense from year to year. Company NPOI includes the Company’s income from operations under U.S. generally accepted accounting principles less pension income/expense.
(2)	Capital Charge is a formula used to determine the total cost of capital deployed. It includes accounts receivable plus inventory, plant, property and equipment, other current assets and capitalized software less accounts payable, payroll and employee benefits, other current liabilities and post retirement benefits.

Customer Success Targets

All executive officers are eligible to earn an amount under the 2009 Annual Bonus of up to ten percent of his or her base salary based upon the Company’s achievement against specified “customer success” measures, to be determined in the Committee’s discretion.

MBO goals, including Diversity

All executive officers, except for our Chief Executive Officer, have multiple quantitative and/or qualitative MBO’s. Diversity is included as an MBO for each executive officer who has MBO’s. A discretionary multiplier will be applied to the annual financial metric, based on the applicable executive officer’s performance under the MBO’s.

Long-Term Incentives and Performance-Based Award Agreements under the NCR 2006 Stock Incentive Plan

At its February 2009 Meeting, the Committee approved the design and metrics of the Company’s long-term incentive program, under which annual and ad hoc equity awards are made to executive officers under the NCR 2006 Stock Incentive Plan, as amended and restated (the “Stock Plan”). The award terms are slightly different than in prior years. First, all awards granted under the annual program will be in the form of performance-based restricted stock units. Second, the performance-based equity awards will be subject to a one-year performance period and an additional two-year time-based vesting requirement.

At its meeting on December 12, 2008 and as previously disclosed on Form 8-K filed on December 16, 2008, the Committee adopted forms of award agreements to be used for performance-based equity awards granted in 2009. In order to reflect the new terms described in the paragraph above, the Committee approved at its February 2009 Meeting revised forms of the performance-based restricted stock agreement and performance-based restricted stock unit agreement to be used in connection with such performance-based awards made under the Stock Plan. The performance-based restricted stock agreement is expected to be used in connection with all performance-based restricted stock grants awarded under the Stock Plan to executive officers. The performance-based restricted stock unit agreement is expected to be used in connection with all performance-based restricted stock units awarded under the Stock Plan to executive officers, except as described below. Copies of the forms of performance-based restricted stock agreement and performance-based restricted stock unit agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and are hereby incorporated by reference in this Item 5.02.

The Committee granted awards under the annual program at its February 2009 Meeting to our Chief Executive Officer, Chief Financial Officer and other named executive officers consisting of performance-based restricted stock units of NCR Common Stock with a dollar value as listed below, each effective as of February 23, 2009, under the Stock Plan. The form of agreement used to document the award of performance-based restricted stock units of NCR Common Stock are filed with this Form 8-K.

Award	Executives/Dollar Value
	William Nuti (CEO)	Anthony Massetti (SVP and CFO)	Chris Wallace (SVP, NCR Services)	Peter Lieb (SVP, General Counsel and Secretary)
Performance-Based Restricted Stock Units	$4,700,000	$1,125,000	$630,000	$540,000

Also at its February 2009 Meeting, the Committee granted an additional performance-based retention award under the annual program to our Chief Executive Officer consisting of performance-based restricted stock units of NCR Common Stock with a dollar value equal to $3,000,000, effective as of February 23, 2009, under the Stock Plan. The award is subject to a one-year performance period and the Chief Executive Officer’s continued employment with the Company until February 23, 2012. The applicable performance metric is a minimum level of NPOI, and the award will vest at one hundred percent based on the achievement of such performance metric. The award is subject to downward, but not upward, discretion. The award will be subject to an award agreement that includes these terms, as well as the other applicable standard terms and conditions included in the form of 2009 performance-based restricted stock unit agreement.

Reduction in Compensation and Benefits under NCR Change in Control Severance Plan

At its February 2009 Meeting, the Committee approved revisions to the tier levels to which certain executive officer positions are assigned under the NCR Change in Control Severance Plan (the “CIC Plan”). At its meeting on February 23, 2009, the Board adopted a revised Exhibit A to the CIC Plan, which lists such positions and tier levels. The current positions and tier levels are listed below. As a result of the changes, certain compensation and benefits under the CIC Plan were reduced for the affected executive officers, including our named executive officers. In particular, the positions of Mr. Massetti and Ms. Wallace were reduced from Tier I to Tier II, meaning that the multiplier used to determine certain compensation and benefits under the CIC Plan was reduced from 300 percent to 200 percent. No executive officer had an increase in compensation or benefits payable under the CIC Plan as a result of these changes.

Position	Tier Level
President and Chief Executive Officer	I
Executive Vice President, Industry Solutions Group	II
Senior Vice President and Chief Financial Officer	II
Senior Vice President, Worldwide Sales	II
Senior Vice President, NCR Services	II
Senior Vice President, Worldwide Operations	II
Senior Vice President, General Counsel and Secretary	II
Senior Vice President, Human Resources	II
Senior Vice President and General Manager, NCR Consumables	II

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits:

The following exhibits are filed with this current report on Form 8-K:

Exhibit No.	Description of Exhibit
10.1	Form of 2009 Performance Based Restricted Stock Agreement under the 2006 Stock Incentive Plan, as amended and restated.

10.2	Form of 2009 Performance Based Restricted Stock Unit Agreement under 2006 Stock Incentive Plan, as amended and restated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Corporation

Dated: February 27, 2009	By:	/s/ Nelson F. Greene
Nelson F. Greene
Assistant Secretary